FILED # C1421-02

JAN 1 8 2002

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
KLEAN KAST SOLUTIONS, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation pursuant to the General Corporation Law of the State of Nevada, do execute these Articles of Incorporation and do hereby certify as follows:

FIRST. The name of this corporation is Klean Kast Solutions, Inc.

SECOND. The address of this corporation's registered office in the State of Nevada is 502 East John Street, Carson City, Nevada 89706. The name of its resident agent at such address is CSC Services of Nevada, Inc.

THIRD. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the General Corporation Law of the State of Nevada.

FOURTH. The total number of shares of capital stock which this corporation shall have authority to issue is fifty five million (55,000,000) with a par value of $.001 per share amounting to $55,000.00. Fifty million (50,000,000) of those shares are Common Stock and five million (5,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.

FIFTH. The Board of Directors of this corporation shall be, and hereby is, authorized and empowered, subject to limitations prescribed by law and the provisions of the Article FOURTH of these Articles of Incorporation, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting such series and the distinctive designation of such series;

(2) The dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(3) Whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate, in such events as the Board of Directors shall determine;

(5) Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which those shares shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary in different circumstances and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights of priority, if any, of payment of shares of such series; and

(8) Any other relative rights, preferences and limitations of such series.

Dividends on issued and outstanding shares of Preferred Stock shall be paid or declared and set apart for payment prior to any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the assets of this corporation available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full and complete preferential amount to which such holders are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts, including unpaid cumulative dividends, if any, payable with respect thereto.

SIXTH. The incorporator of this corporation is Michael J. Muellerleile, whose mailing address is 4100 Newport Place, Suite 660, Newport Beach, California 92660. The powers of the incorporator are to terminate upon the filing of these Articles of

Incorporation.

SEVENTH. No director or officer of this corporation shall have any personal liability to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Seventh shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada General Corporation Law. Any repeal or modification of this article by the stockholders of this corporation shall not adversely affect any right or protection of any director of this corporation existing at the time of such repeal or modification.

EIGHTH. This corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision specified in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at any such time then in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this article.

NINTH. Capital stock issued by this corporation after the amount of the subscription price or par value therefor has been paid in full shall not be subject to pay debts of this corporation, and no capital stock issued by this corporation and for which payment has been made shall ever be assessable or assessed.

TENTH. (a) The affairs of this corporation shall be governed by a Board of Directors of not more than fifteen (15) persons nor less than one (1) person, as determined from time to time by vote of a majority of the Board of Directors of this corporation; provided, however, that the number of directors shall not be reduced so as to reduce the term of any director at the time in office. The name and address of the initial member of the Board of Directors, which shall initially consist of one director, are:

1. Eric Kennedy
   319 15th Street, Suite 3
   Huntington Beach, California 92648

(b) The Board of Directors of this corporation shall be divided into three (3) classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. At the first annual meeting of stockholders of this corporation directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of those stockholders, directors of the second class shall be elected to hold office for a term

expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting of those stockholders. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of this corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.

(c) Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of this corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of this corporation), any director or the entire Board of Directors of this corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders of this corporation called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of this corporation, the provisions of section (c) of this article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

ELEVENTH. The period of existence of this corporation shall be perpetual.

TWELFTH. No contract or other transaction between this corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of this corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so

interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with the same force and effect as if he or she were not such director or officer of such other corporation or not so interested.

THIRTEENTH. Subject to the provisions of any series of Preferred Stock of this corporation which may at the time be issued and outstanding and convertible into shares of Common Stock of this corporation, the affirmative vote of at least two-thirds (2/3) of the outstanding shares of Common Stock held by stockholders of this corporation other than the "related person" (as defined later in these Articles of Incorporation), shall be required for the approval or authorization of any "business combination" (as defined later in these Articles of Incorporation) of this corporation with any related person; provided, however, that such voting requirement shall not be applicable if:

(1) The business combination was approved by the Board of Directors of this corporation either (A) prior to the acquisition by such related person of the beneficial ownership of twenty percent (20%) or requisition the outstanding shares of the Common Stock of this corporation, or (B) after such acquisition, but only during such time as such related person has sought and obtained the unanimous approval by the Board of Directors of this corporation of such acquisition of more than 20% of the Common Stock prior to such acquisition being consummated; or

(2) The business combination is solely between this corporation and another corporation, fifty percent (50%) or more of the voting stock of which is owned by a related person; provided, however, that each stockholder of this corporation receives the same type of consideration in such transaction in proportion to his or her stockholdings; or

(3) All of the following conditions are satisfied:

(A) The cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of this corporation in the business combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such related person in acquiring any of its holdings of this corporation's Common Stock or (ii) an amount which has the same or a greater percentage relationship to the market price of this corporation's Common Stock immediately prior to the commencement of acquisition of this corporation's Common Stock by such related person, but in no event in

excess of two (2) times the highest per share price determined in clause (i), above; and

(B) After becoming a related person and prior to the consummation of such business combination, (i) such related person shall not have acquired any newly issued shares of capital stock, directly or indirectly, from this corporation (except upon conversion of convertible securities acquired by it prior to becoming a related person or upon compliance with the provision of this article or as a result of a pro rata stock dividend or stock split) and (ii) such related person shall not have received the benefit, directly or indirectly, (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this corporation, or made any major changes in this corporation's business or equity capital structure; and

(C) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, whether or not this corporation is then subject to such requirements, shall be mailed to the public stockholders of this corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any outside directors, may determine to specify, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of this corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for its services by this corporation upon receipt of such opinion, to be a reputable national investment banking firm which has not previously been associated with such related person and, if there are at the time any such directors, to be selected by a majority of the continuing directors and outside directors).

For purposes of this article:

(1) The term "business combination" shall be defined as and mean (a) any merger or consolidation of this corporation with or into a related person; (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this corporation, including, without limitation, any voting securities of a subsidiary, or of a subsidiary, to a related person; (c) any merger or consolidation of a related person with or into this corporation or a subsidiary of this corporation; (d) any sale, lease, exchange, transfer or

other disposition of all or any substantial part of the assets of a related person to this corporation or a subsidiary of this corporation; (e) the issuance of any securities of this corporation or a subsidiary of this corporation to a related person; (f) the acquisition by this corporation or a subsidiary of this corporation of any securities of a related person; (g) any reclassification of Common Stock of this corporation, or any recapitalization involving Common Stock of this corporation, consummated within five (5) years after a related person becomes a related person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

(2) The term "related person" shall be defined as and mean and include any individual, corporation, trust, association, partnership or other person or entity which, together with their "affiliates" and "associates" (defined later in these Articles of Incorporation), "beneficially" owns (as this term is defined in Rule 13d-3 of the General Rules and Regulations pursuant to the Securities Exchange Act of 1934), in the aggregate 20% or more of the outstanding shares of the Common Stock of this corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 pursuant to the Securities Exchange Act of 1934) of any such individual, corporation, trust, association, partnership or other person or entity;

(3) The term "substantial part" shall be defined as and mean more than ten percent (10%) of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

(4) Without limitation, any shares of Common Stock of this corporation which any related person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such related person;

(5) For the purposes of this article, the term "other consideration to be received" shall include, without limitation, Common Stock of this corporation retained by its existing public stockholders in the event of a business combination with such related person pursuant to which this corporation is the surviving corporation; and

(6) With respect to any proposed business combination, the term "continuing director" shall be defined as and mean a director who was a member of the Board of Directors of this corporation immediately prior to the time that any related person involved in the proposed business combination acquired twenty percent (20%) or more of the outstanding shares of Common Stock of this corporation, and the term "outside director" shall be defined as and mean a director who is not (a) an officer or employee of this corporation or any relative of an officer or employee, (b) a related person or an officer, director employee, associate or affiliate of a related person, or a relative of any of the foregoing, or (c) a person having a direct or indirect material business relationship with

this corporation.

FOURTEENTH. No action required to be taken or which may be taken at any annual or special meeting of stockholders of this corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

FIFTEENTH. All of the powers of this corporation, insofar as the same may be lawfully vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of this corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of this corporation, except by the vote of the holders of not less than two thirds (2/3) of the outstanding shares of stock entitled to vote upon the election of directors.

The undersigned incorporator hereby acknowledges that the foregoing Articles of Incorporation is his act and deed.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature at Newport Beach, California this 17th day of January 2002.

Incorporator:

Michael J. Muellerleile

DEAN HELLER
Secretary of State

101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Certificate of Acceptance of Appointment by Resident Agent

Office Use Only:

FILED # C1421-02

JAN 1 8 2002

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

General instructions for this form:

1. **Please print legibly or type; Black Ink Only.**
2. **Complete all fields.**
3. **Ensure that document is signed in signature field.**

In the matter of KLEAN KAST SOLUTIONS, INC.
(Name of business entity)

I, CSC SERVICES OF NEVADA, INC. (Name of resident agent)**, hereby state that on** January 18, 2002 (Date)

I accepted the appointment as resident agent for the above named business entity.

The street address of the resident agent in this state is as follows:

502 E. JOHN STREET
Street Address

ROOM E
Suite number

CARSON CITY, **NEVADA**
City

89706
Zip Code

BY: [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

1/18/2002
Date

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070262109-09
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/16/2007 3:49 PM
	Entity Number C1421-2002

Resident Agent Acceptance

General Instructions for this form:

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Please print legibly or type; Black Ink Only
2. Complete all fields. Do not highlight.
3. Ensure that document is signed in signature field.

In the matter of KLEAN KAST SOLUTIONS, INC.
(Name of business entity)

I, CSC SERVICES OF NEVADA, INC.
(Name of resident agent)

hereby state that on 4/16/07 (Date) I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

502 EAST JOHN STREET
(MANDATORY) Physical Street Address

Suite number:

CARSON CITY
City

NEVADA

89706
Zip Code

Optional: (address where mail will be sent)

(OPTIONAL) Additional Mailing Address

Suite number

City

State

Zip Code

Signature:

X
Authorized Signature of R.A. or On Behalf of R.A. Company

4/16/07
Date

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles

(PURSUANT TO NRS)

Filed in the office of	Document Number 20070279306-46
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/23/2007 4:08 AM
	Entity Number C1421-2002

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Klean Kast Solutions, Inc.

2. The articles are being ☐ **Restated** or ☒ **Amended and Restated** (check only one). Please entitle your attached articles "**Restated**" or "**Amended and Restated,**" accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on [ ] The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☒ The entity name has been amended.
- ☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☒ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows (provide article numbers, if available):

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SN STRATEGIES CORP.

The undersigned, as the President and Secretary of SN Strategies Corp., a Nevada corporation, hereby certifies that by vote of the Board of Directors dated April 12, 2007, and majority vote of the stockholders at a shareholders meeting on April 22, 2007, it was agreed that these Amended and Restated Articles of Incorporation be filed with the Secretary of State for the State of Nevada.

FIRST. The amended name of this corporation is SN Strategies Corp.

SECOND. The address of this corporation's registered office in the State of Nevada is 502 East John Street, Carson City, Nevada 89706. The name of its resident agent at such address is CSC Services of Nevada, Inc.

THIRD. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the General Corporation Law of the State of Nevada.

FOURTH. The total number of shares of capital stock which this corporation shall have authority to issue is fifty five million (55,000,000) with a par value of $.001 per share amounting to $55,000.00. Fifty million (50,000,000) of those shares are Common Stock and five million (5,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of Article Fifth of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.

FIFTH. The Board of Directors of this corporation shall be, and hereby is, authorized and empowered, subject to limitations prescribed by law and the provisions of the Article Fourth of these Articles of Incorporation, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting such series and the distinctive designation of such series;

(2) The dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(3) Whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate, in such events as the Board of Directors shall determine;

(5) Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which those shares shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary in different circumstances and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights of priority, if any, of payment of shares of such series; and

(8) Any other relative rights, preferences and limitations of such series.

Dividends on issued and outstanding shares of Preferred Stock shall be paid or declared and set apart for payment prior to any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the assets of this corporation available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full and complete preferential amount to which such holders are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts, including unpaid cumulative dividends, if any, payable with respect thereto.

SIXTH. This corporation shall have a perpetual existence.

SEVENTH. No director or officer of this corporation shall have any personal liability to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Seventh shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada General Corporation Law. Any repeal or modification of this article by the stockholders of this corporation shall not adversely affect any right or protection of any director of this corporation existing at the time of such repeal or modification.

EIGHTH. This corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision specified in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at any such time then in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this article.

NINTH. Capital stock issued by this corporation after the amount of the subscription price or par value therefor has been paid in full shall not be subject to pay debts of this corporation, and no capital stock issued by this corporation and for which payment has been made shall ever be assessable or assessed.

TENTH. (a) The affairs of this corporation shall be governed by a Board of Directors of not more than fifteen (15) persons nor less than one (1) person, as determined from time to time by vote of a majority of the Board of Directors of this corporation; provided, however, that the number of directors shall not be reduced so as to reduce the term of any director at the time in office. The name and address of the current members of the Board of Directors are:

1. Michael Hawks
   1077 Balboa Avenue
   Laguna Beach, CA 92651

2. Eric Kennedy
   319 15th Street #3
   Huntington Beach, California 92648

(b) Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election and until their successors shall be elected and qualified.

ELEVENTH. No contract or other transaction between this corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of this corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with the same force and effect as if he or she were not such director or officer of such other corporation or not so interested.

The undersigned hereby certifies that he has executed these Amended and Restated Articles of Incorporation on this 23rd day of April, 2007.

By: ______________________
Michael Hawks
Its: President, Secretary

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090532077-85
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/07/2009 4:30 PM
	Entity Number C1421-2002

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations**

1. Name of corporation:

SN Strategies Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock: 50,000,000 Par Value: $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock: 65,849,200 Par Value: $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Common Stock: 1.316984

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

7. Effective date of filing: (optional) July 9, 2009

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ____________________ President

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

140101

Filed in the office of	Document Number
	20100405801-01
	Filing Date and Time
Ross Miller	06/07/2010 11:35 AM
Secretary of State	Entity Number
State of Nevada	C1421-2002

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

China SHESAYS Medical Cosmetology Inc.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

SN Strategies Corp. (to be renamed China SHESAYS Medical Cosmetology Inc.)
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

China SHESAYS Medical Cosmetology Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

SN Strategies Corp. (to be renamed China SHESAYS Medical Cosmetology Inc.)
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1. The name of the corporation shall be China SHESAYS Medical Cosmetology Inc.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

China SHESAYS Medical Cosmetology Inc.
Name of merging entity

X [signature] President 6/6/10
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

SN Strategies Corp. (to be renamed China SHESAYS Medical Cosmetology Inc.)
Name of surviving entity

X [signature] President 6/6/10
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.